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                                                                  EXHIBIT 10.4



                              MEDAPHIS CORPORATION
                           RESTRICTED STOCK AGREEMENT


         THIS RESTRICTED STOCK AGREEMENT ("Agreement") is made as of the 26th day of June, 1996, by and between MEDAPHIS CORPORATION, a corporation organized and doing business under the laws of the State of Delaware (the "Company"), and MICHAEL L. DOUGLAS (the "Recipient").

                              W I T N E S S E T H:

         WHEREAS, the Recipient will be the Vice Chairman and Chief Operating Officer of the Company and, as such, will be responsible for the overall successful operations of the Company and its subsidiaries;

         WHEREAS, in order to advance the interests of the Company by stimulating the efforts of the Recipient and encouraging the Recipient to continue his employment with the Company, the Board of Directors of the Company has awarded to the Recipient a certain number of shares of voting common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Award"), subject to the payment by the Recipient to the Company in cash of the aggregate par value of the shares covered by the Award and to the restrictions contained in this Agreement; and

         WHEREAS, the Company and the Recipient wish to confirm the terms and conditions of the Award.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed between the parties hereto as follows:

         1. Grant of Award. Upon and subject to the terms, restrictions, limitations, and conditions stated herein, the Company hereby grants to the Recipient an Award of 50,000 shares of Common Stock (the "Shares"), effective as of the date first written above.

         2. Terms and Conditions of Award. The Award shall be subject to the following terms and conditions:

                  (a) Restrictions; Vesting. The Shares shall remain restricted and subject to the transfer and other restrictions set forth in
         Section 5 hereof unless and until such Shares vest and become nonforfeitable hereunder. The Shares shall vest and become nonforfeitable hereunder upon the occurrence of both of the following events: (i) reporting by the Company of net income per share of at least $1.00 for a fiscal year, and (ii) the vesting under the Medaphis Corporation Re-Engineering, Consolidation and Business Improvement Cash Incentive Plan dated February 21, 1996 of the awards granted pursuant to such plan in


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         accordance with the terms of such plan. The Recipient acknowledges and agrees that the Compensation Committee of the Board of Directors (the "Committee") shall have the authority to change, adjust or modify the vesting provisions of this Section 2(a) subsequent to the date hereof in any manner deemed equitable by the Committee to reflect changes in the Company's financial condition, results of operation, capital structure or other matters which occur subsequent to the date hereof, and all such changes, adjustments or modifications effected by the Committee under this Section 2(a) shall be final, conclusive and binding on the Recipient.

                  (b) Restricted Shares; Certificates. Upon grant of the Award evidenced hereby and payment of the applicable purchase price pursuant to Section 2(e) hereof, a certificate in respect of the Shares shall be issued to reflect the Shares underlying the Award. Such certificate shall be registered in the name of the Recipient and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. The Recipient hereby agrees not to dispose of the Shares in violation of this Agreement and any attempt to dispose of Shares in contravention of the terms, conditions and restrictions of this Agreement shall be ineffective. The certificate for Shares shall be subject to such transfer orders and other restrictions as the Committee may deem advisable under this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed and any applicable federal or state securities law. The Committee shall cause a legend to be put on any such certificate substantially in the following form:

                  "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND MEDAPHIS CORPORATION. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICES OF MEDAPHIS CORPORATION."

                  (c) Vested Shares; Reissued Certificates. Upon the vesting of the Shares pursuant to the terms of this Agreement, the Recipient may present, or request the presentation of, the restricted certificate to the Company for reissuance of a certificate which reflects that number of Shares held free and clear of the restrictions set forth in this Agreement other than those imposed by law.

                  (d) Custody. The Recipient acknowledges and agrees that the certificate evidencing Shares which are restricted may be held in custody by a bank or other institution or that the Company may itself hold such certificate in custody until such Shares shall vest and become nonforfeitable hereunder, and the Recipient agrees, upon the request of the Company, to deliver a stock power endorsed in blank relating to the Shares.


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                  (e) Payment. The Recipient shall pay to the Company in cash the sum of $500.00 as consideration for the Shares.

         3. Termination of Employment. In the event of the termination of the Recipient's employment by the Company or any parent or subsidiary corporation of the Company or termination of the Employee's Employment Agreement with the Company dated the date hereof (the "Employment Agreement"), the Shares which have not yet become vested and nonforfeitable hereunder shall be forfeited to the Company and the consideration paid by the Recipient with respect to such forfeited Shares pursuant to Section 2(e) hereof shall be repaid by the Company to the Recipient without any interest being paid thereon; provided, however, that in the event of termination of the Recipient's employment by the Company or any parent or subsidiary corporation of the Company by reason of total and permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) or death, all Shares shall thereupon vest and become nonforfeitable, so that such Recipient or his assigns or beneficiaries shall be entitled to retain the number of Shares subject to the Award; and provided, further, however, that in the event of termination of the Recipient's Employment Agreement solely because the Recipient desired to renew such Employment Agreement pursuant to the terms thereof but the Company did not so desire, and in the event the Company reported net income per share of at least $.83 for any fiscal year ending prior to the date of such termination of the Employment Agreement, then the Shares which have not yet become vested and nonforfeitable hereunder shall not be forfeited to the Company until June 26, 1999, unless such Shares otherwise become vested and nonforfeitable prior to such date pursuant to the terms of Section 2(a) hereof.

         4. Shares Subject to Agreement.

                  (a) Change in Control Events. For purposes of this Agreement, "Change in Control" shall be defined as: (1) the adoption of a plan of merger or consolidation of the Company with any other corporation as a result of which the holders of the outstanding voting stock of the Company as a group would receive less than fifty percent (50%) of the voting stock of the surviving or resulting corporation; (2) the adoption of a plan of liquidation or the approval of the dissolution of the Company; or (3) the sale or transfer of substantially all of the assets of the Company.

                  (b) The Company. In the event of a Change in Control event described in Section 4(a)(1), (2), or (3) hereof, all Shares underlying the Award shall become fully vested and nonforfeitable on the date immediately preceding the effective date of the transaction contemplated by Section 4(a)(1), (2) or (3), as applicable.

                  (c) Liquidation of Shares After Change of Control. Upon the occurrence of any event described in Section 4(b) hereof, the Recipient shall have the right in connection with the closing or other consummation of such event either to (i) sell to the Company, or the surviving or resulting corporation, the Shares received under the Award at a cash price per

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         Share equal to the then Fair Market Value (as hereinafter defined) of the Common Stock, or (ii) receive the number and class of shares of stock or other securities or any other property to which the terms of the agreement of merger, consolidation, reorganization or other corporate transaction would entitle the Recipient to receive as the holder of record of the number of Shares underlying the Award; provided, however, that in the event the transaction contemplated by
         Section 4(b) involves a merger to be accounted for under the "pooling of interests" accounting method, then the Committee shall have the authority hereunder to modify the rights of Recipient under this
         Section 4(c) to the extent necessary in order to preserve the "pooling of interests" accounting treatment for such merger. For purposes of this Agreement, "Fair Market Value" shall mean (1) the closing price on a specified date for a share of Common Stock as reported by The Wall Street Journal under the Nasdaq National Market quotation system (or under any successor quotation system) or, if the Common Stock is not traded on the Nasdaq National Market, under the stock exchange or quotation system under which such closing price is reported or, (2) if The Wall Street Journal does not report such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, (3) if no such closing price is available on such date, such closing price as so reported or so quoted in accordance with Section 4(c)(i) for the immediately preceding business day, or
         (4) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price at which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         5. Restrictions on Transfer. The Recipient agrees that the Shares shall be restricted and nontransferable and shall not be sold, exchanged, transferred, hypothecated or otherwise disposed of at any time prior to their vesting in accordance with Sections 2(a), 3, or 4(b) hereof.

         6. Rights as a Stockholder. Upon payment for the Shares pursuant to
Section 2(e) hereof and issuance of a certificate pursuant to Section 2(b) hereof, the Recipient shall have rights as a stockholder of the Company with respect to the Shares covered by the Award (regardless of whether such Shares have become vested and nonforfeitable hereunder) to: (a) receive dividends in cash or other property or other distributions or rights in respect of the Shares (except that shares of Common Stock issued in order to effect a stock split or any other securities issued in respect of Shares which have not yet vested and become nonforfeitable hereunder shall be restricted on the same terms underlying the Shares); and (b) vote the Shares as the record owner thereof.

         7. No Contract of Employment. The grant of the Award to the Recipient under this Agreement shall not constitute a contract of employment and shall not confer on the Recipient any rights upon the Recipient's termination of employment in addition to those, if any, expressly set forth herein.


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         8. Tax Matters; Withholding. The Recipient understands and acknowledges that unless the Recipient makes a timely election under Section 83(b) of the Code (a "Section 83(b) Election"), the fair market value of the Shares will be treated as compensation income, subject to applicable withholding and employment taxes, upon the vesting of such Shares. The Recipient further acknowledges and understands that taxation of his compensation income resulting from an Award (including the imposition of applicable withholding and employment taxes) may be accelerated by the filing of a Section 83(b) Election, but that filing such an election may be undesirable if the Shares subsequently are forfeited under the vesting restrictions set forth herein. The Recipient agrees that he will obtain independent tax advice concerning the desirability of filing a Section 83(b) Election with respect to the Award evidenced hereby. The Recipient may elect (if he is not subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, at the time of such election) to have withheld from the Shares issuable in respect of an Award such number of Shares equal to the amount necessary to satisfy any federal and state tax withholding requirements which the Company, acting in its discretion, deems applicable to such Award. If the Recipient does not so elect to have Shares withheld to satisfy such tax withholding requirements, funds required to pay applicable withholding taxes shall be obtained from other cash payments due to the Recipient from the Company or from cash funds provided by the Recipient to the Company; and the Company shall be authorized to retain custody (or to cause any other custodian to retain custody) of the Shares until sufficient funds are provided by the Recipient to the Company to pay all such withholding taxes.

         9. The Committee. The Committee acting in its absolute discretion shall exercise such powers and take such actions as are expressly called for under this Agreement. Further, the Committee shall have the power to interpret this Agreement and to take such other actions as the Committee deems equitable under the circumstances, which action shall be binding upon the Company, the Recipient and each other person directly or indirectly affected by such action. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Agreement.

         10. General Restrictions. If there is no registration statement covering the Shares in effect under the Securities Act of 1933, as amended, then notwithstanding anything contained herein to the contrary, no purported transfer of such Shares shall be effective without the written opinion of counsel to the Company that the Common Stock is being transferred in accordance with the terms of an applicable exemption from the registration requirements of applicable federal and state securities laws.

         11. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia.

         12. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.


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         13. Amendment. This Agreement may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, the Committee may not effect any amendment to this Agreement which would materially impair the rights of the Recipient hereunder without the prior written consent of Recipient.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first set forth above.

                                                    MEDAPHIS CORPORATION


                                                    By: /s/ Randolph G. Brown
                                                       ----------------------
ATTEST:

/s/ William R. Spalding
---------------------------------
Secretary
                  [CORPORATE SEAL]



                                                    RECIPIENT



                                                    /s/ Michael L. Douglas(SEAL)
                                                    ---------------------
                                                    Michael L. Douglas



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